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                                                                    EXHIBIT 3.1
                                                                    -----------

Prescribed by:
J. Kenneth Blackwell                               Expedite This Form:  [X]  Yes
Secretary of State
30 East Broad St., 14th Floor
Columbus, Ohio  43266-0418


                            ARTICLES OF ORGANIZATION

                (Under Section 1705.04 of the Ohio Revised Code)
                            Limited Liability Company

         The undersigned, desiring to form a limited liability company, under Chapter 1705 of the Ohio Revised Code, do hereby state the following:

FIRST: The name of said limited liability company shall be Northwest Ethanol, LLC ___________________________________________________________________________
(the name must include the words "limited liability company," "limited," "Ltd.," "LLC," or "L.L.C.")

SECOND: This limited liability company shall exist for an indefinite period of time.

THIRD: The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is:

                         101 Clinton Street, Suite 1500
       ------------------------------------------------------------------
                           (street or post office box)

                      Defiance                Ohio      43512
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                 (city, village or township) (state) (zip code)


[  ]     Please check this box if additional provisions are attached hereto

         Provisions attached hereto are incorporated herein and made a part of these articles of organization.

FOURTH:  The purpose for which this limited liability company is formed is:

         (A) To engage in any lawful act or activity for which limited liability companies may be formed under Title 17 of the Ohio Revised Code.

         (B) To do everything necessary, proper, advisable, or convenient for the accomplishment of the foregoing purpose and to do all things incidental to it connected with it that is not forbidden by law or by these Articles of Organization.



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IN WITNESS WHEREOF, we have hereunto subscribed our names this 2nd day of
February, 2001.


Signed: /s/ William A. Cleland, Jr.                           Signed: /s/ James F. Joost
        -----------------------------------------                     ------------------------------------
          Name:  William A. Cleland, Jr.                              Name: James F. Joost


Signed: /s/ Ted W. Penner                                     Signed:
        -----------------------------------------                     ------------------------------------
          Name:  Ted W. Penner                                        Name:


Signed:                                                       Signed:
        -----------------------------------------                     ------------------------------------
          Name:                                                       Name:


If insufficient space for all signature, please attach a separate sheet containing additional signatures.